UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2021

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1001 Research Park Blvd., Suite 100

Charlottesville, VA 22911

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ
Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 24, 2021, Adial Pharmaceuticals, Inc. (the “Company”) issued a press release providing information regarding its application for a Fast Track Designation for its lead product candidate AD04 for the treatment of Alcohol Use Disorder (AUD) in pediatric patients and adult patients with Alcoholic Liver Disease (ALD) with select polymorphisms of the serotonin transporter and receptor genes. The Company reported that on June 23, 2021, it received notice from the FDA that its request for Fast Track Designation has been denied at this time. While the FDA did acknowledge the unmet medical needs of adolescents and ALD patients with AUD, the FDA stated in its letter that the Company has not yet demonstrated that the product shows potential to address an unmet medical need in the situation where other treatments are available. Additionally, the FDA stated additional information would be required regarding how AD04 might compare to other therapies if the Company desires further consideration. Based on this feedback, the Company will review the additional requirements and data requested by the FDA for a Fast Track Designation.

A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K. The information contained in the press release is being furnished to the Securities and Exchange Commission (the “Commission”) and shall not be deemed incorporated by reference into any of the Registrant’s registration statements or other filings with the Commission.

The information in this Item 7.01, and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 – Other Events.

On June 24, 2021, the Company issued a press release providing information regarding its application for a Fast Track Designation for its lead product candidate AD04 for the treatment of Alcohol Use Disorder (AUD) in pediatric patients and adult patients with Alcoholic Liver Disease (ALD) with select polymorphisms of the serotonin transporter and receptor genes. The Company reported that on June 23, 2021, it received notice from the FDA that its request for Fast Track Designation has been denied at this time. While the FDA did acknowledge the unmet medical needs of adolescents and ALD patients with AUD, the FDA stated in its letter that the Company has not yet demonstrated that the product shows potential to address an unmet medical need in the situation where other treatments are available. Additionally, the FDA stated additional information would be required regarding how AD04 might compare to other therapies if the Company desires further consideration. Based on this feedback, the Company will review the additional requirements and data requested by the FDA for a Fast Track Designation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Adial Pharmaceuticals, Inc., dated June 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2021	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer